UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2018

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 11, 2018, Community Health Systems, Inc. issued a press release announcing the results, as of 5:00 p.m., New York City time, on June 8, 2018, of offers by its wholly owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), to exchange (collectively, the “Exchange Offers”) (i) up to $1,925 million aggregate principal amount of its new Junior-Priority Secured Notes due 2023 (the “2023 Notes”) in exchange for any and all of its $1,925 million aggregate principal amount of outstanding 8.000% Senior Unsecured Notes due 2019 (the “2019 Notes”), (ii) up to $1,200 million aggregate principal amount of its new 8.125% Junior-Priority Secured Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “New Notes”) in exchange for any and all of its $1,200 million aggregate principal amount of outstanding 7.125% Senior Unsecured Notes due 2020 (the “2020 Notes”) and (iii) to the extent that less than all of the outstanding 2019 Notes and 2020 Notes are tendered in the Exchange Offers, up to an aggregate principal amount of 2024 Notes equal to, when taken together with the New Notes issued in exchange for the validly tendered and accepted 2019 Notes and 2020 Notes, $3,125 million, in exchange for its outstanding 6.875% Senior Unsecured Notes due 2022 (the “2022 Notes” and, together with the 2019 Notes and the 2020 Notes, the “Old Notes”).

As of 5:00 p.m., New York City time, on June 8, 2018, the condition that at least 90% of the outstanding aggregate principal amount of the 2019 Notes are tendered in the Exchange Offers has been satisfied. Assuming that the other conditions to the Exchange Offers are satisfied or waived, the settlement date for the Exchange Offers is expected to be June 22, 2018. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, the Issuer is providing the following information regarding the tax treatment of the 2023 Notes:

Certain United States Federal Income Tax Consequences

For a summary of certain U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders of the Exchange Offers and the ownership and disposition of the New Notes acquired in the Exchange Offers, see the discussion under the caption “Certain U.S. Federal Income Tax Consideration” in the Offering Memorandum, dated May 4, 2018 (the “Offering Memorandum”). The discussion below is meant to update and supplement such summary in the Offering Memorandum and is subject to the same limitations and qualifications set forth therein. To the extent the discussion below is inconsistent with such summary in the Offering Memorandum, the discussion below supersedes the relevant disclosure in the Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Offering Memorandum.

Payments of “qualified stated interest” on the 2023 Notes will be taxed to a U.S. Holder as ordinary income at the time the interest is paid or accrued in accordance with such holder’s method of accounting for U.S. federal income tax purposes. Stated interest on the 2023 Notes will be treated as qualified stated interest if it is unconditionally payable at least annually over the entire term of the 2023 Notes at a single fixed rate. Because the interest rate for the first annual period (i.e., 11.000%) is higher than the rate that applies for the remaining life of the 2023 Notes (i.e., 9.875%), subject to the discussion below, only the portion that is unconditionally payable throughout the life of the 2023 Notes (i.e., 9.875%) will be treated as qualified stated interest and the difference (1.125%) will be treated as part of the “stated redemption price at maturity” of the 2023 Notes as described below.

If the issue price of the 2023 Notes (as described in the Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Issue Price of the New Notes”) is less than their “stated redemption price at maturity” by more than a specified de minimis amount, the 2023 Notes will be treated as issued with OID in an amount equal to such difference. For these purposes, the “stated redemption price at maturity” of the 2023 Notes will be the sum of all payments to be made on the 2023 Notes other than payments of qualified stated interest. Furthermore, the specified de minimis amount will be 0.25% of the stated redemption price at maturity of the 2023 Notes multiplied by their weighted average maturity (rather than the number of complete years to maturity). If the 2023 Notes are treated as issued with OID for U.S. federal income tax purposes, for purposes of the discussion in the Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Tax Consequences of the Ownership of the New Notes—Original Issue Discount,” (i) the amount of OID on the 2023 Notes allocable to any accrual period other than the final accrual period will be reduced by the amount of any qualified stated interest (rather than stated interest) allocable to that accrual period, (ii) the amount of OID on the 2023 Notes allocable to a final accrual period will be the difference between their stated redemption price at maturity (rather than the amount payable at maturity other than a payment of stated interest) and their adjusted issue price at the beginning of the final accrual period, (iii) the adjusted issue price of a 2023 Note at the beginning of any accrual period will be reduced by any prior payments on the 2023 Note other than payments of qualified stated interest and (iv) a 2023 Note will be considered to be issued to a U.S. Holder at an “acquisition premium” if such holder’s initial tax basis in such 2023 Note is greater than its issue price and less than or equal to its stated redemption price at maturity (rather than its stated principal amount).

If the 2023 Notes are treated as issued with OID for U.S. federal income tax purposes, any payment of interest on the 2023 Notes that does not constitute qualified stated interest will generally not be taxable as interest income, and will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. If the 2023 Notes are not treated as issued with OID for U.S. federal income tax purposes (i.e. because the amount of OID is less than the specified de minimis amount), all stated interest on the 2023 Notes will be treated as qualified stated interest and taxed as described above.

For purposes of the discussion in the Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Tax Consequences of the Ownership of the New Notes— Amortizable Bond Premium,” a U.S. Holder will be considered to have acquired a 2023 Note with “amortizable bond premium” if such holder’s initial tax basis in such 2023 Note is greater than its stated redemption price at maturity (rather than its stated principal amount). In addition, for purposes of the discussion in the Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Tax Consequences of the Ownership of the New Notes— Sale, Exchange or Retirement of the New Notes,” (i) upon the sale, exchange or retirement of a 2023 Note, the amount realized for purposes of determining any taxable gain or loss will be reduced by an amount equal to any accrued but unpaid qualified stated interest (rather than accrued but unpaid stated interest) and (ii) a U.S. Holder’s adjusted tax basis in a 2023 Note will be reduced by any cash payments on the 2023 Note other than payments of qualified stated interest.

This Current Report on Form 8-K shall be incorporated by reference into the Offering Memorandum and, as a result, the information set forth in this Item 8.01 shall be deemed to supplement, amend and modify, as appropriate, the Offering Memorandum, including the section entitled “Certain U.S. Federal Income Tax Considerations” in the Offering Memorandum.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

99.1	Press Release of Community Health Systems, Inc., dated June 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2018	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Thomas J. Aaron
Thomas J. Aaron Executive Vice President and Chief Financial Officer (principal financial officer)